Exhibit 99.1

RCI Reports Positive Operating Cash Flow and EPS for 1Q21

HOUSTON—February 9, 2021—RCI Hospitality Holdings, Inc. (Nasdaq: RICK) today reported results for the fiscal 2021 first quarter ended December 31, 2020 and filed its Form 10-Q. Results are not comparable to year-ago periods due to the COVID-19 pandemic, which has caused state and local governments to restrict the opening, occupancy, and operating hours of locations in different ways, at different times.

1Q21 Highlights

●	GAAP EPS of $1.07 and non-GAAP EPS of $0.39
●	GAAP results included $4.9 million pre-tax gain from debt extinguishment and a $384,000 tax benefit
●	Weighted average shares outstanding declined 3.3% year-over-year
●	$17.0 million cash and cash equivalents at December 31, 2020
●	Net cash from operating activities of $6.3 million and free cash flow* of $5.7 million
●	Total revenues of $38.4 million, up 33% from 4Q20 and equal to 79% of 1Q20 revenues
●	Nightclubs segment revenues of $25.2 million with 33.7% operating margin
●	Bombshells segment revenues of $13.0 million with 20.9% operating margin

Eric Langan, President & CEO, said: “1Q21 saw the best overall company and Nightclubs performance since the pandemic began in our March 2020 quarter, as well as continued strong Bombshells results. This enabled us to keep our teams employed, generate free cash flow, build cash, and achieve operating and net profitability on a GAAP and non-GAAP basis. Once again, we thank our loyal customers, dedicated team members, and steadfast investors.

“Looking ahead, we’re encouraged more clubs have been allowed to reopen and hope this trend continues as the COVID-19 vaccines are rolled out. As of today, 31 clubs and all 10 Bombshells are open. We’re also evaluating potential club acquisitions. To expand Bombshells, we recently acquired a great site in the Dallas area and are conducting due diligence on three more. In addition, we are closely collaborating with our initial franchisee on their first location and continue to speak with potential new franchisees. As part of the effort to refinance our real estate debt at better terms, we are awaiting results of appraisals.”

Conference Call Today at 4:30 PM ET

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1Q21 Statement of Operations (All comparisons are to 1Q20)

●	Consolidated revenues of $38.4 million compared to $48.4 million. By segment, Bombshells generated $13.0 million compared to $10.4 million, and Nightclubs generated $25.2 million compared to $37.9 million.
●	During 1Q21, 24 clubs were open the full quarter and 26 by period end, and all 10 Bombshells were open the full quarter. During 1Q20, 38 clubs were open, and the ninth Bombshells opened October 2019.

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●	Cost of goods sold was 16.2% vs. 14.0% of revenues due to the change in sales mix from a higher proportion of food and a lower proportion of service revenues.
●	Salaries and wages were 29.9% vs. 27.3% of revenues, reflecting the impact of fixed salaries on lower sales.
●	SG&A was 31.6% vs. 34.2% of revenues due to cost-savings initiatives and lower variable expenses due to lower sales, partially offset by fixed expenses.
●	Income from operations was $6.6 million (17.1% of revenues) vs. $9.7 million (20.0% of revenues).
●	Bombshells segment profitability increased 73% to $2.7 million on a 26% increase in sales and a 570 basis point increase in margin to 20.9% of segment revenues. Results reflected higher sales, more consistent traffic while operating in line with indoor restrictions, and greater operating leverage.
●	Nightclubs segment generated $8.5 million in operating income with a 33.7% operating margin. This is the segment’s best performance since the 2Q20 quarter, when the pandemic was declared March 13, 2020.
●	Non-operating gains of $4.9 million pre-tax from debt extinguishment of forgiven loans.
●	Tax benefit of $384,000 caused primarily by reversal of the tax valuation allowance and the impact of the loan forgiveness.

December 31, 2020 Balance Sheet (All comparisons are to September 30, 2020)

●	Cash and cash equivalents of $17.0 million compared to $15.6 million.
●	Debt of $134.8 million compared to $141.4 million, reflecting debt extinguishment and regular paydowns.

Note

●	As of the release of this report, we do not know the future extent and duration of the COVID-19 pandemic on our businesses. Lower sales caused by social distancing guidelines could lead to adverse financial results. We are continually monitoring and evaluating the situation and will determine any further measures to be instituted, which could include refinancing several of our debt obligations.
●	All references to the “company,” “we,” “our,” and similar terms include RCI Hospitality Holdings, Inc. and its subsidiaries, unless the context indicates otherwise.

*Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, management uses certain non-GAAP financial measures, within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. We monitor non-GAAP financial measures because it describes the operating performance of the Company and helps management and investors gauge our ability to generate cash flow, excluding (or including) some items that management believes are not representative of the ongoing business operations of the Company, but are included in (or excluded from) the most directly comparable measures calculated and presented in accordance with GAAP. Relative to each of the non-GAAP financial measures, we further set forth our rationale as follows:

●	Non-GAAP Operating Income and Non-GAAP Operating Margin. We calculate non-GAAP operating income and non-GAAP operating margin by excluding the following items from income from operations and operating margin: (a) amortization of intangibles, (b) gains or losses on sale of businesses and assets, (c) gains or losses on insurance, and (d) settlement of lawsuits. We believe that excluding these items assists investors in evaluating period-over-period changes in our operating income and operating margin without the impact of items that are not a result of our day-to-day business and operations.

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●	Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share. We calculate non-GAAP net income and non-GAAP net income per diluted share by excluding or including certain items to net income attributable to RCIHH common stockholders and diluted earnings per share. Adjustment items are: (a) amortization of intangibles, (b) gains or losses on sale of businesses and assets, (c) gains or losses on insurance, (d) unrealized gains or losses on equity securities, (e) settlement of lawsuits, (f) gain on debt extinguishment, and (g) the income tax effect of the above described adjustments. Included in the income tax effect of the above adjustments is the net effect of the non-GAAP provision for income taxes, calculated at 19.1% and 21.8% effective tax rate of the pre-tax non-GAAP income before taxes for the three months ended December 31, 2020 and 2019, respectively, and the GAAP income tax expense (benefit). We believe that excluding and including such items help management and investors better understand our operating activities.
●	Adjusted EBITDA. We calculate adjusted EBITDA by excluding the following items from net income attributable to RCIHH common stockholders: (a) depreciation and amortization, (b) income tax expense (benefit), (c) net interest expense, (d) gains or losses on sale of businesses and assets, (e) gains or losses on insurance, (f) unrealized gains or losses on equity securities, (g) settlement of lawsuits, and (h) gain on debt extinguishment. We believe that adjusting for such items helps management and investors better understand our operating activities. Adjusted EBITDA provides a core operational performance measurement that compares results without the need to adjust for federal, state and local taxes which have considerable variation between domestic jurisdictions. The results are, therefore, without consideration of financing alternatives of capital employed. We use adjusted EBITDA as one guideline to assess our unleveraged performance return on our investments. Adjusted EBITDA is also the target benchmark for our acquisitions of nightclubs.
●	Management also uses non-GAAP cash flow measures such as free cash flow. Free cash flow is derived from net cash provided by operating activities less maintenance capital expenditures. We use free cash flow as the baseline for the implementation of our capital allocation strategy.

About RCI Hospitality Holdings, Inc. (Nasdaq: RICK)

With more than 40 units, RCI Hospitality Holdings, Inc., through its subsidiaries, is the country’s leading company in gentlemen’s clubs and sports bars/restaurants. Clubs in New York City, Chicago, Dallas/Ft. Worth, Houston, Miami, Minneapolis, St. Louis, Charlotte, Pittsburgh, and other markets operate under brand names such as Rick’s Cabaret, XTC, Club Onyx, Vivid Cabaret, Jaguars Club, Tootsie’s Cabaret, and Scarlett’s Cabaret. Sports bars/restaurants operate under the brand name Bombshells Restaurant & Bar. Please visit http://www.rcihospitality.com/

Forward-Looking Statements

This press release may contain forward-looking statements that involve a number of risks and uncertainties that could cause the company’s actual results to differ materially from those indicated in this press release, including, but not limited to, the risks and uncertainties associated with (i) operating and managing an adult business, (ii) the business climates in cities where it operates, (iii) the success or lack thereof in launching and building the company’s businesses, (iv) cyber security, (v) conditions relevant to real estate transactions, (vi) the impact of the COVID-19 pandemic, and (vii) numerous other factors such as laws governing the operation of adult entertainment businesses, competition and dependence on key personnel. For more detailed discussion of such factors and certain risks and uncertainties, see RCI’s annual report on Form 10-K for the year ended September 30, 2020 as well as its other filings with the U.S. Securities and Exchange Commission. The company has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances.

Media & Investor Contacts

Gary Fishman and Steven Anreder at 212-532-3232 or gary.fishman@anreder.com and steven.anreder@anreder.com

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RCI HOSPITALITY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share and percentage data)

	For the Three Months Ended December 31,
	2020		2019
	Amount	% of Revenue	Amount	% of Revenue
Revenues
Sales of alcoholic beverages	$17,360	45.2%	$20,743	42.9%
Sales of food and merchandise	8,609	22.4%	7,447	15.4%
Service revenues	10,060	26.2%	17,193	35.5%
Other	2,369	6.2%	3,011	6.2%
Total revenues	38,398	100.0%	48,394	100.0%
Operating expenses
Cost of goods sold
Alcoholic beverages sold	3,262	18.8%	4,146	20.0%
Food and merchandise sold	2,863	33.3%	2,553	34.3%
Service and other	79	0.6%	77	0.4%
Total cost of goods sold (exclusive of items shown below)	6,204	16.2%	6,776	14.0%
Salaries and wages	11,486	29.9%	13,223	27.3%
Selling, general and administrative	12,152	31.6%	16,531	34.2%
Depreciation and amortization	2,023	5.3%	2,204	4.6%
Other gains, net	(50)	-0.1%	(26)	-0.1%
Total operating expenses	31,815	82.9%	38,708	80.0%
Income from operations	6,583	17.1%	9,686	20.0%
Other income (expenses)
Interest expense	(2,434)	-6.3%	(2,485)	-5.1%
Interest income	60	0.2%	98	0.2%
Non-operating gains (losses), net	4,916	12.8%	(72)	-0.1%
Income before income taxes	9,125	23.8%	7,227	14.9%
Income tax expense (benefit)	(384)	-1.0%	1,593	3.3%
Net income	9,509	24.8%	5,634	11.6%
Net loss attributable to noncontrolling interests	134	0.3%	-	0.0%
Net income attributable to RCIHH common shareholders	$9,643	25.1%	$5,634	11.6%

Earnings per share
Basic and diluted	$1.07		$0.60

Weighted average shares outstanding
Basic and diluted		9,019		9,322

Dividends per share	$0.04		$0.03

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RCI HOSPITALITY HOLDINGS, INC.

NON-GAAP FINANCIAL MEASURES

(in thousands, except per share and percentage data)

	For the Three Months
	Ended December 31,
	2020	2019
Reconciliation of GAAP net income to Adjusted EBITDA
Net income attributable to RCIHH common stockholders	$9,643	$5,634
Income tax expense (benefit)	(384)	1,593
Interest expense, net	2,374	2,387
Settlement of lawsuits	152	24
Gain on sale of businesses and assets	(5)	(30)
Gain on debt extinguishment	(4,949)	-
Unrealized loss on equity securities	33	72
Gain on insurance	(197)	(20)
Depreciation and amortization	2,023	2,204
Adjusted EBITDA	$8,690	$11,864

Reconciliation of GAAP net income to non-GAAP net income
Net income attributable to RCIHH common stockholders	$9,643	$5,634
Amortization of intangibles	79	156
Settlement of lawsuits	152	24
Gain on sale of businesses and assets	(5)	(30)
Gain on debt extinguishment	(4,949)	-
Unrealized loss on equity securities	33	72
Gain on insurance	(197)	(20)
Net income tax effect	(1,219)	(26)
Non-GAAP net income	$3,537	$5,810

Reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share
Diluted shares	9,019	9,322
GAAP diluted earnings per share	$1.07	$0.60
Amortization of intangibles	0.01	0.02
Settlement of lawsuits	0.02	0.00
Gain on sale of businesses and assets	(0.00)	(0.00)
Gain on debt extinguishment	(0.55)	-
Unrealized loss on equity securities	0.00	0.01
Gain on insurance	(0.02)	(0.00)
Net income tax effect	(0.14)	(0.00)
Non-GAAP diluted earnings per share	$0.39	$0.62

Reconciliation of GAAP operating income to non-GAAP operating income
Income from operations	$6,583	$9,686
Amortization of intangibles	79	156
Settlement of lawsuits	152	24
Gain on sale of businesses and assets	(5)	(30)
Gain on insurance	(197)	(20)
Non-GAAP operating income	$6,612	$9,816

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	17.1%	20.0%
Amortization of intangibles	0.2%	0.3%
Settlement of lawsuits	0.4%	0.0%
Gain on sale of businesses and assets	0.0%	-0.1%
Gain on insurance	-0.5%	0.0%
Non-GAAP operating margin	17.2%	20.3%

Reconciliation of net cash provided by operating activities to free cash flow
Net cash provided by operating activities	$6,274	$10,273
Less: Maintenance capital expenditures	605	1,021
Free cash flow	$5,669	$9,252

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RCI HOSPITALITY HOLDINGS, INC.

SEGMENT INFORMATION

(in thousands)

	For the Three Months
	Ended December 31,
	2020	2019
Revenues
Nightclubs	$25,197	$37,859
Bombshells	13,006	10,350
Other	195	185
	$38,398	$48,394

Income (loss) from operations
Nightclubs	$8,495	$13,776
Bombshells	2,717	1,573
Other	(75)	(207)
General corporate	(4,554)	(5,456)
	$6,583	$9,686

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RCI HOSPITALITY HOLDINGS, INC.

NON-GAAP SEGMENT INFORMATION

($ in thousands)

	For the Three Months Ended December 31, 2020					For the Three Months Ended December 31, 2019
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$8,495	$2,717	$(75)	$(4,554)	$6,583	$13,776	$1,573	$(207)	$(5,456)	$9,686
Amortization of intangibles	47	4	28	-	79	57	4	95	-	156
Settlement of lawsuits	118	34	-	-	152	24	-	-	-	24
Gain on sale of businesses and assets	-	-	-	(5)	(5)	3	-	-	(33)	(30)
Gain on insurance	(197)	-	-	-	(197)	(20)	-	-	-	(20)
Non-GAAP operating income (loss)	$8,463	$2,755	$(47)	$(4,559)	$6,612	$13,840	$1,577	$(112)	$(5,489)	$9,816

GAAP operating margin	33.7%	20.9%	-38.5%	-11.9%	17.1%	36.4%	15.2%	-111.9%	-11.3%	20.0%
Non-GAAP operating margin	33.6%	21.2%	-24.1%	-11.9%	17.2%	36.6%	15.2%	-60.5%	-11.3%	20.3%

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RCI HOSPITALITY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Three Months Ended
	December 31, 2020	December 31, 2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$9,509	$5,634
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	2,023	2,204
Deferred income tax benefit	-	(150)
Gain on sale of businesses and assets	(5)	(30)
Gain on debt extinguishment	(4,920)	-
Unrealized loss on equity securities	33	72
Amortization of debt discount and issuance costs	51	61
Doubtful accounts reversal on notes receivable	(93)	-
Noncash lease expense	421	329
Gain on insurance	(250)	(20)
Changes in operating assets and liabilities:
Accounts receivable	1,433	2,345
Inventories	(22)	(141)
Prepaid expenses, other current assets and other assets	1,125	1,565
Accounts payable, accrued and other liabilities	(3,031)	(1,596)
Net cash provided by operating activities	6,274	10,273
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of businesses and assets	-	51
Proceeds from insurance	250	932
Proceeds from notes receivable	26	357
Payments for property and equipment and intangible assets	(1,289)	(4,058)
Net cash used in investing activities	(1,013)	(2,718)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt obligations	-	318
Payments on debt obligations	(1,745)	(2,081)
Purchase of treasury stock	(1,794)	(6,441)
Payment of dividends	(360)	(279)
Distribution to noncontrolling interests	-	(10)
Net cash used in financing activities	(3,899)	(8,493)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,362	(938)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	15,605	14,097
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$16,967	$13,159

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RCI HOSPITALITY HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,	September 30,	December 31,
	2020	2020	2019
ASSETS
Current assets
Cash and cash equivalents	$16,967	$15,605	$13,159
Accounts receivable, net	5,334	6,767	4,250
Current portion of notes receivable	211	201	659
Inventories	2,394	2,372	2,739
Prepaid expenses and other current assets	5,348	6,488	6,386
Assets held for sale	-	-	4,825
Total current assets	30,254	31,433	32,018
Property and equipment, net	180,548	181,383	183,657
Operating lease right-of-use assets	25,125	25,546	26,981
Notes receivable, net of current portion	2,965	2,908	4,149
Goodwill	45,686	45,686	53,630
Intangibles, net	73,149	73,077	75,795
Other assets	882	900	1,062
Total assets	$358,609	$360,933	$377,292

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$3,601	$4,799	$3,202
Accrued liabilities	13,100	14,573	13,759
Current portion of debt obligations, net	15,685	16,304	14,898
Current portion of operating lease liabilities	1,658	1,628	1,521
Total current liabilities	34,044	37,304	33,380
Deferred tax liability, net	20,390	20,390	21,508
Debt, net of current portion and debt discount and issuance costs	119,136	125,131	126,928
Operating lease liabilities, net of current portion	25,017	25,439	26,745
Other long-term liabilities	360	362	407
Total liabilities	198,947	208,626	208,968

Commitments and contingencies

Equity
Preferred stock	-	-	-
Common stock	90	91	93
Additional paid-in capital	50,040	51,833	54,874
Retained earnings	110,080	100,797	113,523
Total RCIHH stockholders’ equity	160,210	152,721	168,490
Noncontrolling interests	(548)	(414)	(166)
Total equity	159,662	152,307	168,324
Total liabilities and equity	$358,609	$360,933	$377,292

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